Exhibit 99.1
FOR IMMEDIATE RELEASE
CORESITE NAMES JEFF FINNIN CHIEF FINANCIAL OFFICER
DENVER, CO. — January 4, 2011 — CoreSite Realty Corporation (NYSE: COR), a national provider of powerful, network-rich data centers, today announced that Jeff Finnin has joined the company as Chief Financial Officer. Mr. Finnin will succeed Deedee Beckman effective January 24, 2011.
Mr. Finnin brings more than 23 years of leadership experience in finance and accounting to CoreSite. He joins CoreSite from ProLogis, where he served as Managing Director and Chief Accounting Officer for over five years. His responsibilities included establishing and managing corporate policies in accounting and finance while working to facilitate the company’s capital markets activities and related regulatory filings. Prior to his tenure at ProLogis, Mr. Finnin spent 18 years in public accounting with significant history as a partner with KPMG and Arthur Andersen, where he served as the Partner in charge of the real estate practices in Denver.
“We are pleased to have Jeff join our leadership team,” said Tom Ray, Chief Executive Officer of CoreSite. “Jeff brings deep experience in REITs, public accounting, public company financial reporting and planning, and public capital markets activities. He joins us at an exciting time, and we look forward to his proven capabilities being applied to CoreSite’s business and enhancing the execution of the Company’s growth plan.” Mr. Ray added, “We’d like to thank Deedee Beckman for her five years of dedication and excellent work in leading our finance and accounting organization and for setting our course to operate in the public domain.”
“I am looking forward to joining CoreSite and to working with Tom and the management team in capitalizing on the opportunities in front of the company,” said Mr. Finnin. “CoreSite has assembled a strong group of leaders in the industry and I’m pleased to be a part of the organization.”
About CoreSite
CoreSite Realty Corporation (NYSE: COR) delivers powerful, network-rich data centers that optimize, secure and interconnect the mission-critical IT assets of the world’s top organizations. 600+ customers, including Global 1000 enterprises, cloud providers, financial firms, and Government agencies, choose CoreSite for reliability, service and expertise in delivering customized, flexible data center solutions. CoreSite offers private data centers and suites, cage-to-cabinet colocation, and interconnection services, such as Any2, CoreSite’s Internet exchange. The company’s portfolio comprises more than two million square feet, including space held for redevelopment and development, and provides access to over 200 network service providers via 11 data centers in seven key U.S. economic centers. Obtain more information at www.CoreSite.com.

CoreSite Investor Relations Contact
Investor Relations
+1 303.222.7276
InvestorRelations@CoreSite.com
CoreSite Media Contact
Mark Jobson
+1 303.405.1004
Mark.Jobson@CoreSite.com
Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the Company’s failure to obtain necessary outside financing; the Company’s failure to qualify or maintain our status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s final prospectus dated September 22, 2010, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.